Exhibit 10.45

THIRD AMENDMENT TO LEASE
(Levi Strauss Building)

This Third Amendment to Lease (this "Third Amendment'') by and between (a) BLUE JEANS EQIBTIES WEST, a California general partnership, INNSBRUCK, LP, a California limited partnership, and PLAZA GB, LP, a California limited partnership, as tenants in common (collectively, "Lessor''), and (b) LEVI STRAUSS & CO., a Delaware corporation ("Lessee''), is dated and effective as of this 1st day of August, 2011 (the "Effective Date").

RECITALS

A.    Lessor and Lessee are currently parties to that certain Lease, dated as of July 31, 1979 ("Original Lease"), as amended by: (i) that certain Amendment to Lease (Levi Strauss Building), dated as of January 1, 1998 ("First Amendment''), (ii) that certain Memorandum of Understanding (Levi Strauss Building), dated as of January I, 1998 ("MOU"), and (iii) that certain Second Amendment to Lease (Levi Strauss Building), dated as of November 12, 2009 ("Second Amendment") (the Original Lease as amended by the First Amendment, the MOU, and the Second Amendment shall be referred to herein as the "Amended Lease"), covering those certain premises (the "Premises") in the Levi Strauss Building (the "Building") located in that certain complex commonly known as Levi's Plaza ("Levi's Plaza'') in San Francisco, California, all as more particularly described in the Amended Lease.

B.    Lessor and Lessee desire to amend the Amended Lease to provide for, among other things, an earlier transition of Lessee taking over the performance of the maintenance and repair of the Building prior to January 1, 2013 as contemplated by the Second Amendment, and a corresponding adjustment of the Base Rent payable by Lessee during the period between the Effective Date through December 31, 2012, as herein set forth. All references to the "Lease" shall mean the Amended Lease as amended by this Third Amendment.

AGREEMENT

In consideration of the foregoing recitals, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1.    Conflict of Terms; Defined Terms. Except as amended by this Third Amendment, the Amended Lease shall remain in full force and effect. In the event of a conflict between the provisions of this Third Amendment and those of the Amended Lease, this Third Amendment shall govern and control. Terms with initial capital letters are defined terms and, except as otherwise set forth herein, shall have the respective meanings given to them in the Amended Lease.

2.    Base Rent for Period Between Effective Date Through December 31, 2012. Based on Lessee's obligation to perform the maintenance and repair of the Building as set forth in Section 3 below, Lessor and Lessee agree that the scheduled Base Rent due under the Amended Lease for the period between the Effective Date through December 31, 2012 (the "Interim Period") shall be adjusted based on the Levi Plaza - Building A Net Lease Base Rent and Estimated Operating Expenses Analysis detailed in Exhibit A attached hereto and made a part hereof to an amount equal to Thirty-One Dollars and 74/100 ($31.74) per year per rentable square foot of the Premises, for an annual amount of ELEVEN MILLION TWO HUNDRED SIXTY-TWO THOUSAND THREE HUNDRED SEVENTY-THREE DOLLARS AND 00/100 ($11,262,373.00), payable in monthly installments of NINE HUNDRED THIRTY-EIGHT THOUSAND FIVE HUNDRED THIRTY-ONE DOLLARS AND 08/100 ($938,531.08) (the "Interim Period Base Rent") and prorated for the partial year of August 1, 2011 through December 31, 2011.

From and after January 1, 2013, the amount of Base Rent payable by Lessee shall be as set forth in Paragraph 4 of the Second Amendment.

3.    Maintenance and Repair of Building. Lessor and Lessee agree that Paragraph 11 of the Second Amendment shall become operative and in effect as of the Effective Date (and not on January 1, 2013 as originally contemplated in the Second Amendment), and, accordingly, as of the Effective Date: (a) Lessee shall be responsible, at its sole cost and expense, for performing maintenance and repair of the Building pursuant to the duties and obligations set forth in Paragraph 11(a) of the Second Amendment, and (b) Lessor shall be responsible at its sole cost for performing the duties and obligations set forth in Paragraph 11(b) of the Second Amendment.

4.    Operating Expenses and Taxes. Lessor and Lessee agree that Paragraph 10 of the Second Amendment relating to the payment of Taxes and Operating Expenses shall become operative and in effect as of the

Effective Date, including the provisions of Exhibit A, Addendum Regarding Operating Expenses and Real Estate Taxes (and not on January 1, 2013 as originally contemplated in the Second Amendment), except for Paragraph 10(a) as to the amount of Base Rent to be paid as set forth in Paragraph 4 of the Second Amendment (with the amount of Base Rent to be paid during the Interim Period to be as provided in Section 2 above) which will become operative only from and after January 1, 2013, and except as provided in this Third Amendment. Further notwithstanding the provisions of the Lease or Second Amendment to the contrary, (i) during the calendar months of August through December of calendar year 2011, the estimated amount of Lessee's percentage of Operating Expenses (for the Building and for the Exterior Common Areas) shall be $4.66 per rentable square foot per annum of the Premises (prorated for the partial year of August 1, 2011 through December 31, 2011), as calculated on Exhibit A hereto, (ii) during the lnterim Period the Building Management Fee shall be an agreed amount equal to $366,318 per annum, prorated for the partial year of August 1, 2011 through December 31, 2011 which amount is included within the estimated Operating Expenses as set forth in subparagraph (i) of $4.66 per rentable square foot per annum, and (iii) during the Interim Period Lessee's contribution to Lessor's Administrative Costs shall be a fixed and agreed amount equal to $359;848 per annum (the “Interim Period Agreed Administrative Cost Contribution"), prorated for the partial year of August 1, 2011 through December 31, 2011, which amount is included within the estimated Operating Expenses as set forth in subparagraph (i) of $4.66 per rentable square foot per annum, notwithstanding the provisions of the Second Amendment relating to the calculation of Lessor's Administrative Costs to the contrary. Lessee shall have no further obligation of payment with respect to Lessor's Administrative Costs regardless of how computed or charged by Lessor. Excluding the Building Management Fee and the Interim Period Agreed Administrative Costs Contribution which are amounts agreed by Lessor and Lessee and not subject to further reconciliation or adjustment, reconciliation of the actual Operating Expenses for calendar months August through December of 2011, as well as Lessor's estimate for Operating Expenses for calendar year 2012 for those categories set forth on Exhibit A to this Third Amendment, and reconciliation thereof to the actual Operating Expenses for calendar year 2012, shall be made in accordance with the procedures set forth in Paragraph 10(e) of the Second Amendment. Lessor and Lessee agree that Operating Expenses for the Interim Period shall be comprised only of (a) those categories set forth on Exhibit A to this Third Amendment, and (b) the cost of any capital improvements made to the Property or the Exterior Common Areas during the Interim Period of the type that are included in the definition of Operating Expenses as described in Paragraph 2 of Exhibit A of the Second Amendment. During the Interim Period, the computation of Tenant's portion of Taxes shall be in accordance with Paragraph 10 of the Second Amendment.

5.    Termination of Third Amendment. Except for any necessary reconciliation and adjustment of the Operating Expenses as set forth in Section 4 above, the provisions of Section 2, Section 3, and Section 4 of this Third Amendment shall terminate and cease to exist after December 31, 2012, and as of January 1, 2013, the provisions of the Second Amendment as to such matters with respect to Base Rent, maintenance and repair of the Building, and Taxes and Operating Expenses shall be governed by the terms and provisions of the Second Amendment (and as modified by Section 6 and Section 7 below).

6.    Amendment to Exhibit A, Paragraph 2(a). The last four sentences Paragraph 2(a) of Exhibit A of the Second Amendment, Exhibit A, page 2, are hereby deleted in their entirety and the following language is substituted in its place:

As used herein, the term "Administrative Cost Allocation" shall mean an amount equal to the lesser of (AA) forty-one and one hundred nine thousandths percent (41.109%) of the amount of Lessor's Administrative Costs (as defined hereinafter) or (BB) the Administrative Costs Cap. "Lessor's Administrative Costs" shall mean the aggregate amount incurred by Lessor in a Lease Year for Operating Expenses with respect to the following categories of administrative costs and expenses: (I) wages, salaries, payroll taxes and other labor costs and employee benefits; (II) depreciation of office furniture and office equipment owned and used by Lessor in the operation of Levi's Plaza; (III) the commercially reasonable rental paid for reasonable office space for the property manager and related management and operations personnel responsible for the management of Levi's Plaza, or if rental is not paid, the fair rental value of any such space provided for such purposes, including, in each case, the utilities expenses associated therewith, and (IV) office supplies, postage, courier costs, reproduction costs and other customary supply costs associated with the operation of a property management office. "Administrative Costs Cap" shall mean fifty seven percent (57%) multiplied by Three Hundred Eighty One Thousand Seven Hundred Sixty Two Dollars ($381,762.00), which amount shall be annually increased by three percent (3%) per annum commencing on January 1, 2013, and continuing on the first day of each Lease Year for Operating Expenses occurring under the term thereafter.

"Lessor's Administrative Costs Allocable to the Exterior Common Areas" shall not be applicable and the concept is hereby deleted.

7.    Amendment to Exhibit A, Paragraph 2(b). Exhibit A, Paragraph 2(b), roman numerette (vii) the Lessor's Administrative Costs Allocable to the Exterior Common Areas, is hereby deleted and replaced with the following:

(vii) Intentionally deleted.

8.    Miscellaneous.

(a)    Binding Effect. This Third Amendment shall inure to the benefit of and shall be binding upon each of the parties hereto, and their respective permitted successors in interest and assigns.

(b)    Governing Law. This Third Amendment shall be construed and enforced in accordance with the laws of the State of California.

(c)    Entire Agreement. This Third Amendment constitutes the entire understanding and agreement of Lessor and Lessee with respect to the specific subject matter hereof, and shall supersede and replace all prior understandings and agreements, whether verbal or in writing. The parties confirm and acknowledge that there are no other promises, covenants,·understandings, agreements, representations or warranties with respect to the subject matter of this Third Amendment except as expressly set forth herein.

(d)    Modification. This Third Amendment may not be modified, amended or terminated except pursuant to a written instrument duly executed by the parties hereto, or their successors in interest.

(e)    Attorneys' Fees. Lessor and Lessee shall each bear their own costs and expenses with respect to the negotiation, preparation and execution of this Third Amendment. In the event that either Lessor or Lessee fails to perform any of its obligations under this Third Amendment or in the event a dispute arises in any judicial or arbitration proceeding concerning the meaning or interpretation of any provision of this Third Amendment, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, wi1hout limitation, court costs and reasonable counsel fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Third Amendment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from 1he other provisions of this Third Amendment and to survive and not be merged into any such judgment.

(f)    No Waiver. No delay or omission by a party hereto in exercising any right or power hereunder shall impair any such right or constitute a waiver thereof, unless such waiver is set forth in a written instrument duly executed by such party. A waiver of any covenant, condition or term set forth herein shall not be construed as a waiver of any succeeding breach of the same or other covenant, condition or term.

(g)    Notices. All notices, demands, or other communications between the parties hereto shall be in writing and shall be given in the manner set forth for the giving of notices in the Amended Lease.

(h)    Interpretation. The parties hereto agree that the terms and provisions of this Third Agreement embody their mutual intent and that such terms and conditions are not to be construed more liberally in favor of, or more strictly against, either party.

(i)    Severability. If any term or provision of this Third Amendment shall be deemed or held, by any court or authority having proper jurisdiction, to be invalid, illegal, void or unenforceable, the remaining terms and provisions hereof shall nevertheless remain in full force and effect with the intent that the purpose of this Third Amendment will be accomplished.

(j)    Authority. Each person signing this Third Amendment on behalf of the respective parties represents and warrants that he or she is authorized to execute and deliver this Third Amendment, and that this Third Amendment will thereby become binding upon Lessor and Lessee, respectively. Lessor and Lessee each represent and warrant to the other that it has not assigned or otherwise alienated its interest as landlord and tenant respectively pursuant to the Lease and that it fully authorized to enter into this Third Amendment without the consent or approval of any other party, including any lender, except that Lessor is required to obtain the consent of Lessor's current lender Northwestern Mutual Life Insurance Company ("Northwestern Lender"). Lessor represents and warrants that it has obtained the written consent and approval of Northwestern Lender to this

Third Amendment. Each party shall indemnify and hold the other harmless from any claims or causes of action based on the breach of the foregoing representations and warranties set forth in this paragraph.

(k)    Brokers. Lessor and Lessee each represents and warrants to the other party that it has not authorized or employed, or acted by implication to authorize or employ, any real estate broker or salesman to act for it in connection with this Third Amendment. Lessor and Lessee shall each indemnify, defend and hold the other party harmless from and against any and all claims by any real estate broker or salesman whom the indemnifying party authorized or employed, or acted by implication to authorize or employ, to act for the indemnifying party in connection with this Third Amendment.

(l)    Counterparts. This Third Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument

IN WITNESS WHEREOF, Lessor and Lessee have executed this Third Amendment as of the date first written above.

LESSOR:	BLUE JEANS EQUITIES WEST,
a California general partnership

	By:	Plaza B, LLC, a Delaware limited liability company
Its General Partner

		By:	The Gerson Bakar 1984 Trust,
Its Member

			By:	/s/ Gerson Bakar
Gerson Bakar, Trustee

INNSBRUCK, LP,
a California limited partnership

	By:	G. Bakar Properties, Inc.,
a California corporation
Its General Partner

		By:	/s/ Stephen LoPresti
Stephen LoPresti, its Secretary

PLAZA GB, LP,
a California limited partnership

	By:	G. Bakar Properties, Inc.,
a California corporation
Its General Partner

		By:	/s/ Stephen LoPresti
Stephen LoPresti, its Secretary

LESSEE:	LEVI STRAUSS & CO.,
a Delaware corporation
	By:	/s/ Blake Jorgensen
	Name:	Blake Jorgensen
	Its:	EVP and CFO

EXHIBIT A

LEVI PLAZA - BUILDING A Net Lease Base Rent and Estimated Operating Expenses Analysis

(SEE ATTACHED)

Exhibit 10.45

EXHIBIT A
LEVI PLAZA TIC
BUILDING A
COST ANALYSIS

	TOTAL DOLLARS	PER SQUARE FOOT (354,797 FT2)
CURRENT LEASE; PRIOR TO 3RD AMENDMENT:

CURRENT BASE RENT (YE 12/31/10)	13,343,915	37.61
ESCALATION RECOVERY (YE 12/31/10)	1,344,060	3.79
TOTAL REVENUE	14,687,975	41.40
COST TO OPERATE BUILDING (YE 12/31/10)	3,425,602	9.66
REVENUE NET OF OPERATING COST	11,262,373	31.74

OPERATING EXPENSES FOR INTERIM PERIOD UNDER THIRD AMENDMENT

RECYCLING ALLOCATION	213,471	0.60
SECURITY PATROL ALLOCATION	255,277	0.72
INSURANCE	79,151	0.22
CAM ALLOCATION	376,443	1.06
INTERIM PERIOD AGREED ADMIN COST CONTRIBUTION	359,848	1.01
PROPERTY TAX	1,012,517	2.85
BUILDING MANAGEMENT FEE	366,318	1.03
	2,663,025	7.51

NET CURRENT LEASE AND ALLOCATED CHARGES	13,925,398	39.25

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